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Exhibit 21

                    SUBSIDIARIES OF TRAK AUTO CORPORATION


                                                     State of Incorporation
                                                     ----------------------
          Trak Corporation (A)          (100%)             Delaware
          Trak DHC Corporation          (100%)             Delaware
          Super Trak Corporation        (100%)             Delaware
          Trak Acquisition Corp.        (100%)             Delaware


         (A) Does business in certain states under the name "Trak Auto Corporation I".